Exhibit 24

POWER OF ATTORNEY

WHEREAS, Northern States Power Company, a Minnesota corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for the issuance and sale from time to time, in one or more series, and in any combination, of up to $1.5 billion principal amount of secured or unsecured long-term debt securities; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Michael C. Connelly, Benjamin G.S. Fowke III, and Cathy J. Hart, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3 (or such other appropriate form) relating to the issuance and sale from time to time of up to $1.5 billion of secured or unsecured debt securities and to any and all amendments and supplements (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 5th day of June 2007.

/s/ Richard C. Kelly	/s/ David M. Sparby
Richard C. Kelly Chairman and Director	David M. Sparby Executive Vice President, Acting President and Chief Executive Officer (Principal Executive Officer)

/s/ Paul J. Bonavia	/s/ Benjamin G.S. Fowke III
Paul J. Bonavia Vice President and Director	Benjamin G.S. Fowke III Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Teresa S. Madden
Teresa S. Madden Vice President and Controller (Principal Accounting Officer)